UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2014

CORECOMM SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA, CANADA	000-54800	99-0364150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#810 - 789 West Pender Street Vancouver, BC		V6C 1H2
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(604) 700-9324

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 - REGULATION FD

ITEM 7.01  REGULATION FD DISCLOSURE.

Termination of US and Foreign Private Placement Offerings

On July 25, 2014, the board of directors of the Company approved termination of the Foreign and US offerings at a price of $0.10 per Share announced on December 2, 2013.

The Company closed the first tranche of the Foreign Offering on January 8, 2014, and issued 300,000 shares of its common stock at $0.10 per share for gross proceeds of $30,000. The Company did not issue any shares under the US offering.

Approval of new Foreign Private Placement Offering

On July 25, 2014, the board of directors of the Company approved an offering of up to 400,000 common shares of the Company (“Shares”), at a price of $0.075 per Share pursuant to the provisions of Regulation S of the United States Securities Act of 1933, as amended (the “Act”). The offering will be made to persons who are not residents of the United States and are otherwise not “U.S. Persons” as that term is defined in Rule 902(k) of Regulation S of the Act.

There is no assurance that the Company will sell any shares under the Foreign Offering.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States. The securities have not been registered under the Act and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORECOMM SOLUTIONS INC.

Date: July 25, 2014

By:  /s/ Nelson Da Silva

Nelson Da Silva

Chief Executive Officer, Chief Financial Officer

and President

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